UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 5, 2014

PDL BioPharma, Inc.

(Exact name of Company as specified in its charter)

000-19756

(Commission

File Number)

Delaware	94-3023969
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

932 Southwood Boulevard

Incline Village, Nevada 89451

(Address of principal executive offices, with zip code)

(775) 832-8500

(Company’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 5 and 6, 2014, PDL BioPharma, Inc. (the “Company”) entered into separate, privately negotiated exchange and purchase agreements under which it will retire $131,689,000 in aggregate principal of the Company’s outstanding 2.875% Convertible Senior Notes due 2015 (the “2015 Notes”). The exchange agreements provide for the issuance, by the Company, of shares of common stock and a cash payment for the 2015 Notes being exchanged, and the purchase agreement provides for a cash payment for the 2015 Notes being repurchased. The Company will issue a total of 20,293,751 shares of its common stock and pay an aggregate cash payment of $34,237,881.29 pursuant to the exchange and repurchase agreements. Such shares of common stock being issued in exchange for the 2015 Notes were issued in reliance on an exemption from the registration requirements of the Securities Act of 1933, as amended, under Section 4(2) thereof. Consummation of these transactions is conditioned on customary closing conditions and there is no assurance the Company will ultimately consummate the acquisition of any of its 2015 Notes.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report is incorporated by reference into this Item 3.02.

Item 8.01 Other Events.

On February 7, 2014, the Company issued a press release announcing its entry into the exchange and purchase agreements discussed above. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Form of Exchange Agreement
10.2	Form of Purchase Agreement
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDL BIOPHARMA, INC.
(Company)

By:	/s/ Peter S. Garcia
Peter S. Garcia
Vice President and Chief Financial Officer

Dated: February 7, 2014

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Exchange Agreement
10.2	Form of Purchase Agreement
99.1	Press Release